EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 5, 2004, by and among Allegheny Energy, Inc., a Maryland corporation (the “Company”), and the purchasers listed on the signature page hereto (each, a “Purchaser” and collectively, the “Purchasers”).

        WHEREAS, the Company and the Purchasers have entered into a stock purchase agreement of even date herewith (the “Purchase Agreement”) whereby the Company has agreed to sell, and the Purchasers have agreed to buy, an aggregate of 10 million shares of the Company’s Common Stock (as defined below); and

        WHEREAS, in connection with the issuance and sale of the Shares (as defined below) to the Purchasers, the Company has agreed to provide the Purchasers with the registration rights set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

ARTICLE I

Certain Definitions

        As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     1.1    “Board“ shall mean the Board of Directors of the Company, or any duly authorized committee thereof.

     1.2    “Commission” shall mean the Securities and Exchange Commission or any federal agency at the time administering the Securities Act.

     1.3    “Common Stock“ shall mean the common stock of the Company, par value $1.25 per share.

     1.4    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any federal statute then in effect which has replaced such statute.

     1.5    “Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

     1.6   “Holder“ shall mean a holder of record of Registrable Securities.

     1.7    “Monthly Period” shall mean the period beginning on the sixteenth day of a calendar month and ending on the fifteenth day of the next succeeding calendar month.

     1.8    “Person” shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

     1.9    “Registrable Securities” shall mean the Shares, provided that such securities shall cease to be Registrable Securities when (i) a registration statement registering such Registrable Securities under the Securities Act has been declared or becomes effective and such Registrable Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such Registrable Securities are sold pursuant to Rule 144; (iii) such Registrable Securities are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iv) such Registrable Securities shall cease to be outstanding.

     1.10   “Rule 144“ shall mean Rule 144 promulgated under the Securities Act.

     1.11    “Securities Act” shall mean Securities Act of 1933, as amended, or any federal statute then in effect which has replaced such statute.

     1.12    “Shares” shall mean an aggregate of 10 million shares of Common Stock issued and sold to the Purchasers pursuant to the Purchase Agreement.

     1.13    “Shelf Registration Statement” shall mean any registration statement of the Company that covers the sale of any of the Registrable Securities pursuant to the provisions of this Agreement, including all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference thereto.

ARTICLE II

Registration Rights

     2.1    Shelf Registration.

           (a)     The Company will prepare and file with the Commission, within fifteen days after the date that the Company becomes eligible to use Form S-3 (it being understood by all parties hereto that the Company will not be eligible to use Form S-3 prior to December 1, 2004), but in no event later than March 15, 2005, a Shelf Registration Statement on Form S-3 relating to the offer and sale of Registrable Securities by the Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to effect an underwritten offering of the Registrable Securities. Except as may be required by the Trust Preferred Registration Rights Agreement (as defined herein), the Company may not include any other securities, whether for its own account or for the account of other holders of the Company’s securities in the Shelf Registration Statement pursuant to this Section 2.1.

           (b)     The Company will use its best efforts to cause the Shelf Registration Statement filed pursuant to Section 2.1(a) to be declared effective as soon as reasonably practicable, but in no event later than June 15, 2005. The Company will use its best efforts to keep the Shelf Registration Statement effective for a period ending on the earliest of (i) two years from the effective date of the Shelf Registration Statement, (ii) the date on which all of the Shares have been sold pursuant to the Shelf Registration Statement or Rule 144 or (iii) the date on which the Shares become eligible for resale pursuant to Rule 144(k) under the Securities Act (the “Effectiveness Period”).

           (c)     If the Shelf Registration Statement ceases to be effective as a result of the issuance of a stop order by the Commission at any time during the Effectiveness Period, the Company shall use reasonable best efforts to obtain the prompt withdrawal of any such order suspending the effectiveness of the Shelf Registration Statement, and in any event, shall amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of the order suspending the effectiveness thereof. Notwithstanding anything to the contrary contained herein, the Company may take action that would result in the Holders being unable to offer and sell Registrable Securities under the Shelf Registration Statement: (i) if such action is required by applicable law; (ii) upon the occurrence of any event that requires any change to be made to the Shelf Registration Statement so that the Shelf Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (subject to the Company’s compliance with Sections 2.3(b) and 2.4 hereof) or (iii) if the continued effectiveness of the Shelf Registration Statement would require the Company to disclose a material financing, acquisition or other corporate development and the proper officers of the Company have determined in good faith that such disclosure is not in the best interests of the Company, provided that, after the Shelf Registration Statement initially becomes effective, such period of suspension with respect to this clause (iii) shall not exceed ninety (90) days in the aggregate during any period of twelve (12) consecutive months. The period during which the Company is required to maintain the effectiveness of the Shelf Registration Statement pursuant to Section 2.1(b) shall be extended by the duration of all periods during which the availability of the Shelf Registration Statement and prospectus is suspended in accordance with the foregoing.

           (d)     If the Shelf Registration Statement is not declared effective by the Commission on or prior to June 15, 2005, the Company will pay each Holder an amount (the “Liquidity Enhancement”) equal to the product of $0.07 and the number of such Holder’s Registrable Securities for each Monthly Period beginning with the Monthly Period ended on July 15, 2005 and ending with the Monthly Period during which the Commission declares the Shelf Registration Statement effective. The Company will pay any Liquidity Enhancement accrued and owed to a Holder for a Monthly Period within five (5) business days following the end of such Monthly Period. Notwithstanding anything to the contrary contained in this Section 2.1(d), the Company shall in no event, make Liquidity Enhancement payments in respect of more than six Monthly Periods. Payments required under this Section 2.1(d) shall be made by check or wire transfer in accordance with written instructions provided by each Holder to the Company at least five days prior to a Liquidity Enhancement payment date. Payments required by this Section 2.1(d) in respect of any portion of a Monthly Period during which the Shelf Registration Statement is declared effective shall be prorated based on the actual number of days elapsed during such Monthly Period prior to the effective date of the Shelf Registration Statement divided by the total number of days in such Monthly Period. Notwithstanding anything to the contrary contained herein, the Company shall only be obligated to make Liquidity Enhancement payments to the Purchasers identified on the signature pages of this Agreement.

     2.2    Expenses of Registration. All expenses incurred in connection with the registration described herein, including registration and filing fees, printing fees and expenses, accounting fees and expenses and the Company’s counsel fees and expenses, shall be borne by the Company. The Company shall pay reasonable fees and expenses for one counsel representing the Holders in connection with the registration described herein.

     2.3    Registration Procedures. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall use its best efforts to:

           (a)     cause such registration to be declared effective by the Commission pursuant to Section 2.1(b) hereof;

           (b)     prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein (including post-effective amendments, prospectus supplements, pricing supplements or documents incorporated by reference in any of the foregoing) as may be reasonably necessary, including such amendments and supplements (or documents incorporated by reference in any of the foregoing), to effect and maintain the effectiveness of the Shelf Registration Statement for the Effectiveness Period in a manner that will allow the Holders to offer and sell Registrable Securities thereunder;

           (c)     (i) register or qualify the Registrable Securities to be included in the Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Holder of such Registrable Securities shall reasonably request, and (ii) take any and all other actions as may be reasonably necessary or advisable to enable each such Holder to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 2.3(c) or (2) consent to general service of process or taxation in any such jurisdiction;

           (d)     furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as any Holder may reasonably request from time to time;

           (e)     promptly advise the selling Holders and confirm such advice in writing, (i) when such registration statement or the prospectus included therein, or any prospectus amendment or supplement or post-effective amendment, has been filed, and with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) the issuance by the Commission of any comments or the request of the Commission for additional information with respect to such registration statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

           (f)     furnish to each Holder of Registrable Securities included in such registration statement an executed copy of such registration statement, each such amendment and supplement thereto (excluding exhibits thereto and documents incorporated by reference therein unless specifically and reasonably requested by such Holder) and such number of copies of such registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically and reasonably requested by such Holder) and of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) as shall be reasonably requested by such Holder;

           (g)     cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange or inter-dealer quotation system on which the Common Stock is then listed, it being agreed that as of the date of this Agreement, the principal securities exchange is the New York Stock Exchange;

           (h)     provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

           (i)     make generally available to its security holders, as soon as reasonably practicable but in no event later than eighteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder);

           (j)     as soon as reasonably practicable, but in no event later that two (2) business days before the applicable filing date, furnish to the Holders of Registrable Securities and their counsel, for their review, copies of the proposed registration statement and the prospectus included therein and proposed amendments and supplements thereto (including post-effective amendments, prospectus supplements and pricing supplements but excluding, for purposes of this clause (j), documents incorporated by reference in any of the foregoing); and

           (k)     cooperate with each Holder of Registrable Securities to facilitate the offer and sale of the Registrable Securities by such Holder (whether pursuant to a Shelf Registration Statement in accordance with this Agreement or, subject to Section 2.7 hereof, pursuant to an exemption from registration under the Securities Act), including, either directly or by an agent on behalf of the Company, the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, in denominations reasonably requested by such Holder, and coordination, as reasonably requested by such Holder, with The Depository Trust Company or other depository.

     2.4    Delivery of Prospectus Supplement. In the event that the Company would be required, pursuant to Section 2.3(e) (iii), (iv) or (v) above, to notify the selling Holders of Registrable Securities, the Company shall, as soon as reasonably practicable, prepare and furnish to each such Holder a reasonable number of copies of a prospectus that has been supplemented or amended so that, as thereafter delivered to initial purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company pursuant to Section 2.3(e)(iii), (iv) or (v) hereof, such Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

     2.5    Furnishing Information by the Holders. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and such Holder’s intended method of distribution of such Registrable Securities as the Company may from time to time request consistent with applicable law. Each such Holder agrees to promptly notify the Company of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder, the Registrable Securities held by such Holder or such Holder’s intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder, the Registrable Securities held by such Holder or such Holder’s intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. In addition, such Holder will promptly furnish any information required so that such prospectus shall not contain, with respect to such Holder, the Registrable Securities held by such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If reasonably requested by a Holder, the Company will include in the Shelf Registration Statement or any pre-effective amendment thereto, such information with respect to such Holder and its proposed plan of distribution as such Holder reasonably requests to be included therein.

     2.6    Indemnification.

           (a)     The Company will indemnify and hold harmless each Holder whose Registrable Securities are included in a registration pursuant to this Article II, each of such Holder’s officers, directors, partners, agents, employees and representatives and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to each registration, qualification or compliance effected pursuant to this Article II, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus or any amendments or supplements thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified person for any reasonable legal and other expenses incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder and provided for use in such registration statement, prospectus, or other document or to the extent that the Holder delivered a registration statement or prospectus in violation of Section 2.4 hereof after notice was provided by the Company as provided in Section 2.4. It is agreed that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

           (b)     Each Holder whose Registrable Securities are included in any registration effected pursuant to this Article II shall indemnify and hold harmless the Company, each of its directors, officers, agents, employees and representatives, and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Holder and each of their officers, directors, partners, agents, employees and representatives and each person controlling such Holder of such Registrable Securities, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or other document incident to such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified persons for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in strict conformity with written information furnished to the Company by such Holder and provided specifically for use therein; provided, however, that (i) no Holder shall be liable hereunder for any amounts in excess of the net proceeds actually received by such Holder pursuant to such registration and (ii) the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed).

           (c)     Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be reasonably approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed). The Indemnified Party may, at its own expense, participate in such defense with counsel reasonably acceptable to the Indemnifying Party. Notwithstanding the foregoing, any Indemnified Party shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the Indemnifying Party, if, in the reasonable judgment of the Indemnified Party, representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 to the extent such failure is not materially prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as any Indemnifying Party shall reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

           (d)     If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, or is otherwise insufficient to hold it harmless as contemplated by this Section 2.6, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and of the Indemnified Party on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No Holder shall be required to provide contribution under this Section 2.6(d) in excess of the net proceeds actually received by such Holder pursuant to any registration under this Agreement.

           (e)     The obligations of each Holder under this Section 2.6 shall be several and not joint.

     2.7    Other Obligations. Nothing in this Agreement shall be construed to prohibit or limit the sale of Registrable Securities by any Holder in accordance with applicable federal and state securities laws, including Rule 144 thereunder. With a view to making available the benefits of certain rules and regulations of the Commission which may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees to:

           (a)     reissue unlegended certificates at the request of any Holder as soon as reasonably practicable but in no event later than five (5) business days following such request if (i) the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company to the effect that the Shares may lawfully be disposed of without registration, qualification or legend pursuant to Rule 144(k) under the Securities Act or (ii) the Holder sells the Shares pursuant to Rule 144 under the Securities Act or the registration statement contemplated by this Agreement;

           (b)     make and keep available public information as defined in Rule 144 under the Securities Act at all times; and

           (c)     file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     2.8    Registration Rights of Other Persons. Each Purchaser acknowledges that, pursuant to the Registration Rights Agreement entered into as of July 24, 2003 (the “Trust Preferred Registration Rights Agreement”) by and between the Company and certain purchasers of the Company’s 11?% Mandatorily Convertible Trust Preferred Securities (the “Trust Preferred Securities”), such purchasers and any persons to whom the rights under the Trust Preferred Registration Rights Agreement have been assigned have the right and opportunity to include in the Shelf Registration Statement the debt and equity securities defined as “Registrable Securities” in the Trust Preferred Registration Rights Agreement.

ARTICLE III

Termination

        This Agreement shall terminate at such time as there exists no securities of the Company that constitute Registrable Securities; provided, however, that Section 2.6 hereof shall survive indefinitely.

ARTICLE IV

Miscellaneous

     4.1    Recapitalization, Exchanges, etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Registrable Securities and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Registrable Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. The provisions of this Agreement shall be appropriately adjusted in the event of any change in the capitalization of the Company as a result of any stock split, stock dividend or stock combination.

     4.2    Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement. By taking and holding such Registrable Securities, such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and obligated to perform all of the terms and provisions of, this Agreement.

     4.3    Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statements as to the results thereto) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, or any controlling person of any of the foregoing, and shall survive the transfer of Registrable Securities by such Holder.

     4.4    Amendment; Waiver.

           (a)     This Agreement may be amended only by a written instrument signed by the Company and by Holders collectively holding more than 50% of the then outstanding Registrable Securities.

           (b)     No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought. Holders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver, whether or not the Registrable Securities shall have been marked to indicate such amendment or waiver.

     4.5    Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, or by overnight courier guaranteeing next day delivery, or by facsimile, at the following addresses:

if to the Company:
800 Cabin Hill Drive Greensburg, Pennsylvania 15601 Attention: David B. Hertzog Vice President and General Counsel Facsimile: (724) 839-5151
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Attention: Phyllis G. Korff Facsimile: (212) 735-2000
if to the Purchasers, at the addresses as set forth on the signature pages hereto.

        Each Purchaser may, by written notice given to the Company in accordance with this Section 4.5, change the address to which such notice or other communications are to be sent to it. All such notices and communications shall be deemed to have been given on the date of delivery thereof, if delivered by hand, on the fifth day after the mailing thereof, if mailed, on the next day after the sending thereof, if by overnight courier and when receipt is acknowledged, if by facsimile.

     4.6    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

     4.7    Headings. Article, section and paragraph headings are inserted for convenience only and do not constitute a part of this Agreement.

     4.8    Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter.

     4.9    Illegality. In case any provision in this Agreement shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

     4.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

[Remainder of this page intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

ALLEGHENY ENERGY, INC. By: /S/ Paul J. Evanson —————————————— Name: PAUL J. EVANSON Title: President and Chief Executive Officer

PURCHASERS PERRY PARTNERS INTERNATIONAL, INC. By: Perry Corp., its Investment Manager By: /S/ Alp Ercil —————————————— Name: ALP ERCIL Office: Managing Director

Address:	Perry Partners International, Inc.
c/o CITCO Fund Services (Cayman Islands) LTD
Corporate Center, West Bay Rd.
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands
Facsimile:  (345) 949-3877
Attention:  Kurt Hagerman
With copies to:
Perry Corp. 599 Lexington Avenue 36th Floor New York, New York 10022 Facsimile: (212) 583-4099 Attention: Alp Ercil

PERRY PARTNERS, L.P. By: Perry Corp., its General Partner By: /S/ Alp Ercil —————————————— Name: ALP ERCIL Office: Managing Director

Address:	599 Lexington Avenue 36th Floor New York, New York 10022 Facsimile: (212) 583-4099 Attention: Alp Ercil EIN: 13-3492525

AUDA CLASSIC PLC By: Perry Corp., its Investment Manager By: /S/ Nathaniel J. Klipper —————————————— Name:NATHANIEL J. KLIPPER Office: Managing Director

Address:	Perry Corp. 599 Lexington Avenue 36th Floor New York, New York 10022 Facsimile: (212) 583-4099 Attention: Alp Ercil

ZLP MASTER UTILITY FUND, LTD. By: /S/ Stuart Zimmer —————————————— Name: STUART ZIMMER Title: General Partner

Address:	Zimmer Lucas Capital, LLC 45 Broadway - 28th Floor New York, New York 10006 Telephone: (212)440-0740 Facsimile: (212) 716-1424 Attention: John Lee EIN: 98-0418000

ZLP MASTER FUND, LTD. By: /S/ Stuart Zimmer —————————————— Name:STUART ZIMMER Title: General Partner

Address:	Zimmer Lucas Capital, LLC 45 Broadway - 28th Floor New York, New York 10006 Telephone: (212)440-0740 Facsimile: (212) 716-1424 Attention: John Lee EIN: 98-0212785

ZLP MASTER OPPORTUNITY FUND, LTD. By: /S/ Stuart Zimmer —————————————— Name: STUART ZIMMER Title: General Partner

Address:	Zimmer Lucas Capital, LLC 45 Broadway - 28th Floor New York, New York 10006 Telephone: (212)440-0740 Facsimile: (212) 716-1424 Attention: John Lee EIN: 98-0336731

ABRAMS CAPITAL INTERNATIONAL, LTD. By: Pamet Capital Management, LLC its investment advisor By: /S/ David C. Abrams —————————————— Name:DAVID C. ABRAMS Title: Managing Member

Address:	c/o Abrams Capital 222 Berkeley Street, 22nd floor Boston, MA 02116 Telephone: (617) 646-6100 Facsimile: (617) 646-6150 Attention: Jason Price

ABRAMS CAPITAL INTERNATIONAL, LTD. By: Abrams Capital, LLC its General Partner By: /S/ David C. Abrams —————————————— Name: DAVID C. ABRAMS Title: Managing Member

Address:	c/o Abrams Capital 222 Berkeley Street, 22nd floor Boston, MA 02116 Telephone: (617) 646-6100 Facsimile: (617) 646-6150 Attention: Jason Price EIN: 04-3455028

ABRAMS CAPITAL PARTNERS II, LP By: Abrams Capital, LLC its General Partner By: /S/ David C. Abrams —————————————— Name: DAVID C. ABRAMS Title: Managing Member

Address:	c/o Abrams Capital 222 Berkeley Street, 22nd floor Boston, MA 02116 Telephone: (617) 646-6100 Facsimile: (617) 646-6150 Attention: Jason Price EIN: 04-3455023

WHITECREST PARTNERS, LP By: Abrams Capital, LLC its General Partner By: /S/ David C. Abrams —————————————— Name: DAVID C. ABRAMS Title: Managing Member

Address:	c/o Abrams Capital 222 Berkeley Street, 22nd floor Boston, MA 02116 Telephone: (617) 646-6100 Facsimile: (617) 646-6150 Attention: Jason Price EIN: 04-3585396

CANPARTNERS INVESTMENTS IV, LLC A California Limited Liability Company By: /S/ Mitchell R. Julis —————————————— Name: MITCHELL R. JULIS Title: Authorized Member

Address:	Canyon Capital Advisors LLC
9665 Wiltshire Blvd, #200
Beverley Hills, California 90212
Telephone: (310) 858-4206
Facsimile: (310) 247-2719
Attention: Colette Pontecorvo
EIN: 95-4543534

With copies to:

Canyon Capital Advisors LLC
9665 Wiltshire Blvd, #200
Beverley Hills, California 90212
Telephone: (310) 228-5301
Facsimile: (310) 247-2719
Attention: Crystal Burke